                      FIRST AMENDMENT TO AGREEMENT OF LEASE

      THIS FIRST AMENDMENT TO AGREEMENT OF LEASE ( the "Amendment") is made as of this 30 day of December 30, 1998, and is effective as of December 14, 1998, by and between THREE CENTRE PARK, LLC, a Maryland limited liability company ("Landlord"), and CONSTELLATION PROPERTIES, INC., a Maryland corporation ("Tenant").

                                   WITNESSETH:

      WHEREAS, Landlord (through its then agent, Constellation Real Estate, Inc.) and Tenant have heretofore entered into that certain Agreement of Lease dated August 3, 1998 (the "Lease"), by the terms of which Landlord leases to Tenant and Tenant rents from Landlord that certain premises containing an agreed upon equivalent of 3,299 square feet of rentable area known as Suites 104 and the second floor "Shower Area" as shown on Exhibit "A" attached to and made a part of the Lease (collectively the "Original Premises"), said areas being located on the first and second floors of Landlord's Building located at 8815 Centre Park Drive, Columbia, Maryland 21045 (the "Building"), all as more particularly set forth in the Lease for a term which expires on April 30, 2001;

      WHEREAS, Landlord and Tenant mutually desire to amend the Lease with respect to the size of the Premises and other matters as more particularly set forth below.

      NOW, THEREFORE, in consideration of the above Recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Expansion of Premises. The Original Premises shall be increased in size by an agreed upon 985 square feet of rentable area located contiguous to the Original Premises on the first floor of the Building as shown on Schedule "A" attached hereto and made a part hereof (the "Expansion Space"). From and after December 14, 1998, in each instance within the Lease wherein reference is made to the Premises, the same shall be construed to mean the aggregate of the Original Premises and the Expansion Space containing in the aggregate an agreed upon 4,284 rentable square feet of area.

2. Improvement of Expansion Space. Tenant accepts the Expansion Space in "As Is" condition as of the date of this Amendment. If Tenant desires to make improvements to the Expansion Space, Landlord, at Tenant's expense, shall improve the Expansion Space in accordance with the plans and specifications to be agreed upon the Landlord and Tenant.

3. Adjustment to Base Rent. Effective as of December 14, 1998, Tenant shall pay Landlord Annual Base Rent in connection with both the Original Premises and the Expansion Space, as set forth on the schedule below, in advance in equal monthly installments without deduction, setoff or demand:

Period of Term          Annual Base Rent        Monthly Installment of Base Rent
--------------          ----------------        --------------------------------

4/20/98 - 12/13/98      $65,980.00              $5,498.33

12/14/98 - 4/30/99      $87,157.44              $7,263.12

5/1/99 - 4/30/00        $89,767.32              $7,480.61

5/1/00 - 4/30/01        $92,466.00              $7,705.50

Within fifteen (15) days after receipt of an invoice from Landlord, Tenant shall pay to Landlord an amount equal to that percentage of the monthly Expansion Space Base Rent installment which equals the percentage of such calendar month falling within the Term.

4. Amendment of Definition of "Base Year Building Expenses" and "Base Year
Taxes".

      4.1 Amendment of Section 5.2.4. Commencing on December 14, 1998, with respect to the Expansion Space only, "Base Year Building Expenses" shall mean the actual Building Expenses incurred by Landlord in calendar year 1999, per rentable square foot of the Building.

      4.2 Amendment of Section 5.2.5 Commencing on December 14, 1998, with respect to the Expansion Space only, "Base Year Taxes" shall mean the actual Taxes incurred for the 1999-2000 tax year per rentable square foot of the Building.

5. Ratification of Lease. All other terms, covenants and conditions of the Lease shall remain the same and continue in full force and effect, and shall be deemed unchanged, except as such terms, covenants and conditions of the Lease have been amended or modified by this First Amendment to Agreement of Lease, and this First Amendment to Agreement of Lease shall, by this reference, constitute a part of the Lease.


WITNESS OR ATTEST:                  LANDLORD:
                                    THREE CENTRE PARK, LLC


/s/ Karen [ILLEGIBLE]               By: /s/ Roger A. Waesche, Jr. (SEAL)
-------------------------               --------------------------
                                            Roger A. Waesche, Jr.
                                            Senior Vice President


WITNESS OR ATTEST:                  TENANT:
                                    CONSTELLATION PROPERTIES, INC.
                                    a Maryland corporation


/s/ Dawn Novak                      By: /s/ Steven D. Kesler      (SEAL)
-------------------------               --------------------------
                                    Printed Name: Steven D. Kesler
                                                  ----------------
                                    Title:  President
                                          ------------------------

STATE OF Maryland, Cty of Baltimore, TO WIT:

      I HEREBY CERTIFY, that on this 31st day of December, 1998, before me, the undersigned Notary Public of said State, personally appeared ROGER A. WAESCHE, JR., who acknowledged himself to be Senior Vice President of THREE CENTRE PARK, LLC, a Maryland limited liability company, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained as the duly authorized Agent by signing the name of the limited liability company by himself as Senior Vice President.

      WITNESS my hand and Notarial Seal.

                                    /s/ Zarae Pitts
                               --------------------------------
                               Notary Public

                                       ZARAE PITTS
My Commission Expires:      NOTARY PUBLIC STATE OF MARYLAND
                        My Commission Expires November 25, 2002

STATE OF MARYLAND, CITY/COUNTY OF Harford, TO WIT:

      I HEREBY CERTIFY, that on this 30th day of December, 1998, before me, the undersigned Notary Public of said State, personally appeared Steven D. Kesler, who acknowledged himself/herself to be President of CONSTELLATION PROPERTIES, INC., a Maryland corporation, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same for the purposes therein contained as the duly authorized President of said corporation by signing the name of the corporation by himself/herself as President.

      WITNESS my hand and Notarial Seal.


                                   /s/ Janet R. Cunningham
                                   ---------------------------
                                   Notary Public

My Commission Expires: May 1, 2000           Janet R. Cunningham, Notary Public
                                                       Herford County
                                                      State of Maryland
                                             My Commission Expires May 1, 2000

                            First Amendment to Lease
                                 by and between
                        Three Centre Park, LLC, Landlord
                                       and
                      Constellation Properties, Inc, Tenant

                                  SCHEDULE "A"

                         DESCRIPTION OF EXPANSION SPACE

                              [FLOOR PLAN OMITTED]